Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-78248, 33-78250, 333-44319, 333-87349 and 333-64770) of Signal Technology Corporation of our report dated February 14, 2003, except as to the third and fourth paragraphs of Note 8, which are as of March 20, 2003, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 2003